Exhibit 99.1

CONTACT INFORMATION:
INVESTORS and MEDIA: Julie Tracy Sr. Vice President, Chief Communications Officer ev3 Inc. (949) 680-1375 jtracy@ev3.net ev3 Inc. Reports 2008 Fourth Quarter and Full-Year
Financial Results and 2009 Guidance
Fourth Quarter Net Product Sales Increased 22% Over Fourth Quarter 2007
Achieved Fourth Quarter Non-GAAP Adjusted Earnings Per Share of $0.08
Cash and Cash Equivalents Increased by $13.7 Million to $59.7 Million
PLYMOUTH, Minn. — February 24, 2009 — ev3 Inc. (NASDAQ: EVVV), a global endovascular device company, today reported financial results for its fiscal fourth quarter and full-year of 2008 and its financial guidance for 2009. Reconciliations of non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found immediately following the detail of net sales by geography later in this release.
ev3’s net sales were $106.1 million in the fourth quarter of 2008, representing a 15% increase over the same quarter of the prior year. Fourth quarter net product sales totaled approximately $105.6 million and increased 22% versus the prior year quarter. Research collaboration revenues were approximately $469 thousand in the fourth quarter of 2008 compared to $6.0 million in the fourth quarter of 2007. By product segment, fourth quarter neurovascular net sales increased by 32%, and peripheral vascular net product sales increased by 18%. On a geographic basis, ev3 U.S. net sales, excluding revenues from the prior Merck research and collaboration agreement, increased approximately 14% over the prior year quarter. International net sales increased 41% over the prior year quarter. Changes in foreign currency exchange rates had a negative impact of approximately $2.7 million on fourth quarter of 2008 net sales compared to the fourth quarter of the prior year.
For the year ended December 31, 2008, ev3’s net sales increased 49% to $422.1 million versus $284.2 million for the year ended December 31, 2007. Atherectomy net sales totaled approximately $88.8 million in 2008 compared to $20.9 million for the period from October 5 to December 31 in 2007 relating to the acquisition of FoxHollow. Changes in foreign currency exchange rates had a positive impact of approximately $5.0 million on full-year 2008 net sales compared to 2007.
Robert Palmisano, president and chief executive officer of ev3 Inc., commented, “Our performance in the fourth quarter reflects continued sales expansion across both our peripheral vascular and neurovascular businesses. Notably, the performance in our neurovascular segment and international business in the fourth quarter underscores the positive progress we continue to make on our global launch activities for our Axium Progressive Coil System and further penetration of our Onyx Liquid Embolic System.”
Palmisano commented further, “In addition, fourth quarter revenues in our peripheral vascular business segment were led by a particularly strong contribution from our core peripheral vascular products. Despite the competitive activity and lack of market growth that we saw in atherectomy throughout 2008, we remain optimistic about the longer term outlook for atherectomy and are committed to improving our execution and productivity under new sales leadership, adding new plaque excision products and developing clinical data to support procedural expansion.”
ev3’s GAAP net loss for the fourth quarter of 2008 increased to $(291.1) million compared to $(107.9) million in the fourth quarter of 2007. The company’s GAAP net loss for the fiscal year ended December 31, 2008 increased to $(335.6) million compared to $(165.7) million for the year ended December 31, 2007. ev3’s net loss per common share for the fourth quarter and fiscal year ended December 31, 2008 was $(2.78) and $(3.22), respectively, compared to $(1.06) in the fourth quarter of 2007 and $(2.37) in the full-year ended December 31, 2007. The fourth quarter of 2008 and full-year net loss include non-cash asset impairment charges related to goodwill and other intangible assets of $288.8 million and $299.3 million, respectively. The fourth quarter of 2007 net loss reflects an acquired in-process research and development charge of $70.7 million and $10.3 million of merger related integration expenses.
For the fourth quarter of 2008, ev3’s non-GAAP adjusted net income was $7.9 million, or $0.08 per diluted share. For the fiscal year ended December 31, 2008, ev3’s non-GAAP adjusted net income was $9.9 million, or $0.09 per diluted share. Non-GAAP adjusted net income and adjusted net earnings per share for the fourth quarter and full-year exclude non-cash amortization expense of $6.8 million and $31.1 million, non-cash stock-based compensation of $3.5 million and $15.2 million, and non-cash asset impairment charges related to goodwill and other intangible assets of $288.8 million and $299.3 million, respectively.
ev3 recorded its second consecutive quarter of positive cash flow with cash and cash equivalents increasing $13.7 million in the fourth quarter of 2008 compared to the end of the third quarter of 2008. Cash and cash equivalents totaled $59.7 million as of the end of fourth quarter of 2008. This increase was primarily due to cash generated by operations.
Palmisano continued, “We continue to emphasize profitability and cash generation as well as positive product sales growth as our prime objectives, so I was very encouraged to see another quarter of solid progress in these areas. We see additional opportunities to drive profitability throughout 2009 by improving our sales execution, increasing margins and optimizing our cost structure. We are confident that we have the right organizational alignment and strategic programs in place to position us for future success.”
An investor presentation summarizing the company’s fourth quarter 2008 results is available at http://ir.ev3.net.
Outlook
ev3 expects fiscal year 2009 net sales to be in the range of $415 to $430 million compared to $402.2 million of product sales in 2008. Net product sales growth on a constant currency basis is expected to be approximately 7% to 10%. Foreign currency exchange rate fluctuations are expected to negatively impact revenue growth by 3% to 4% in 2009. ev3 expects non-GAAP adjusted earnings per share to be in the range of $0.38 to $0.44 per diluted share, an increase of $0.29 to $0.35 over 2008, based on approximately 105.5 million of outstanding shares. ev3’s adjusted net earnings per share guidance excludes estimated amortization expense of approximately $21.8 million and non-cash stock-based compensation of approximately $13.4 million.
The company expects first quarter 2009 net sales to be in the range of $95 to $99 million compared to $95.1 million of net product sales in the first quarter of 2008 and non-GAAP adjusted net earnings per share to be in the range of $(0.03) to $0.00 per diluted share, based on approximately 105.2 million of outstanding shares. ev3’s non-GAAP adjusted net earnings per share excludes estimated amortization expense of approximately $5.9 million and non-cash stock-based compensation of approximately $3.3 million.
Earnings Call Information
ev3 will host a conference call today, February 24, 2009, beginning at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to review its results of operations for the fourth quarter and full-year of 2008 and future outlook, followed by a question and answer session.
The conference call will be available to interested parties through a live audio webcast at http://ir.ev3.net, where it will be archived and accessible for approximately 12 months. The live dial-in number for the call is 888-679-8034 (U.S.) or 617-213-4847 (International). The participant passcode is 49792760.
If you do not have access to the Internet and want to listen to an audio replay of the conference call, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter passcode 62987548. The audio replay will be available beginning at 9:30 a.m. Central Time on Tuesday, February 24, 2009 until Tuesday, March 3, 2009.
About ev3 Inc.
Since its founding in 2000, ev3 has been dedicated to developing innovative, breakthrough and clinically proven technologies and solutions for the treatment of peripheral vascular and neurovascular diseases. ev3’s products are used by endovascular specialists to treat a wide range of peripheral vascular and neurovascular diseases and disorders. The company offers a comprehensive portfolio of treatment options, including the primary interventional technologies used today — peripheral angioplasty balloons, stents, plaque excision systems, embolic protection devices, liquid embolics, embolization coils, thrombectomy catheters and occlusion balloons. More information about the company and its products can be found at www.ev3.net.
ev3, the ev3 logo, FoxHollow, Axium and Onyx are trademarks of ev3 Inc., registered in the U.S. and other countries. All trademarks and trade names referred to in this press release are the property of their respective owners.

Forward-Looking Statements
Statements contained in this press release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements often can be identified by words such as “expect,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “continue,” “future,” “estimate,” “outlook,” “guidance,” or the negative of these words or other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause ev3’s actual results to be materially different than those expressed in or implied by ev3’s forward-looking statements. For ev3, particular uncertainties and risks include, among others, ev3’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of the current global economic crisis, ev3’s ability to implement, fund and achieve sustainable cost savings measures that will better align its operating expenses with its anticipated net sales levels and reallocate resources to better support growth initiatives, the timing of regulatory approvals and introduction of new products, market acceptance of new products, success of clinical testing, availability of third party reimbursement, impact of competitive products and pricing and effect of regulatory actions. More detailed information on these and additional factors that could affect ev3’s actual results are described in ev3’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Except as required by law, ev3 undertakes no obligation to update publicly its forward-looking statements.
Use of Non-GAAP Financial Measures
To supplement ev3’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), ev3 uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of net sales by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for ev3’s financial results prepared in accordance with GAAP.

ev3 Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Sales
Product sales	$105,656	$86,271	$402,233	$278,226
Research collaboration	469	5,957	19,895	5,957

Net sales	106,125	92,228	422,128	284,183

Operating expenses
Product cost of goods sold (a)	34,405	33,963	136,847	99,879
Research collaboration	404	1,065	6,051	1,065
Sales, general and administrative (a)	53,188	69,895	231,957	195,267
Research and development (a)	10,871	18,949	48,784	48,413
Amortization of intangible assets	6,787	8,390	31,072	20,306
Goodwill and other intangible asset impairment	288,804	—	299,263	—
Loss (gain) on sale or disposal of assets, net	127	10	243	(978)
Acquired in-process research and development	—	70,700	—	70,700
Special charges	—	(1,129)	—	19,054

Total operating expenses	394,586	201,843	754,217	453,706

Loss from operations	(288,461)	(109,615)	(332,089)	(169,523)

Other (income) expense:
Realized and unrealized loss (gain) on investments, net	55	116	(487)	116
Interest expense (income), net	84	(1,087)	(223)	(1,910)
Other expense (income), net	2,235	(868)	2,427	(2,934)

Loss before income taxes	(290,835)	(107,776)	(333,806)	(164,795)

Income tax expense	285	91	1,816	949

Net loss	$(291,120)	$(107,867)	$(335,622)	$(165,744)

Earnings per share:
Net loss per common share (basic and diluted)	$(2.78)	$(1.06)	$(3.22)	$(2.37)

Weighted average common shares outstanding (basic and diluted)	104,602,975	101,864,573	104,378,828	69,909,708

(a) Includes stock-based compensation charges of:
Product cost of goods sold	$238	$480	$834	$926
Sales, general and administrative	2,830	2,666	12,438	8,832
Research and development	409	652	1,887	1,369

	$3,477	$3,798	$15,159	$11,127

ev3 Inc.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$59,652	$81,060
Short-term investments	—	9,744
Accounts receivable, less allowance of $8,098 and $6,783, respectively	72,814	66,170
Inventories	47,687	64,044
Prepaid expenses and other assets	6,005	6,371
Other receivables	965	981

Total current assets	187,123	228,370

Restricted cash	1,531	2,204
Property and equipment, net	30,681	37,985
Goodwill	315,654	586,648
Other intangible assets, net	185,292	231,000
Other assets	383	899

Total assets	$720,664	$1,087,106

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$15,657	$21,511
Accrued compensation and benefits	29,547	35,301
Accrued liabilities	19,744	49,429
Deferred revenue	—	9,347
Current portion of long-term debt	2,500	3,571

Total current liabilities	67,448	119,159

Long-term debt	6,458	6,429
Other long-term liabilities	6,217	3,037

Total liabilities	80,123	128,625

Stockholders’ equity

Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued and outstanding as of December 31, 2008 and 2007	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, shares issued and outstanding: 105,822,444 shares as of December 31, 2008 and 105,078,769 shares as of December 31, 2007	1,058	1,051
Additional paid in capital	1,756,832	1,739,064
Accumulated deficit	(1,116,661)	(781,039)
Accumulated other comprehensive loss	(688)	(595)

Total stockholders’ equity	640,541	958,481

Total liabilities and stockholders’ equity	$720,664	$1,087,106

ev3 Inc.
SELECTED NET SALES INFORMATION
(Dollars in thousands)
(unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	December 31,		December 31,	December 31,
NET SALES BY SEGMENT	2008	2007	% change	2008	2007	% change
Peripheral vascular
Atherectomy	$20,176	$20,884	-3%	$88,800	$20,884	325%
Stents	29,214	20,971	39%	107,146	86,035	25%
Thrombectomy and embolic protection	7,789	5,969	30%	27,779	25,998	7%
Procedural support and other	10,961	10,116	8%	46,204	40,858	13%

Total peripheral vascular	68,140	57,940	18%	269,929	173,775	55%

Neurovascular
Embolic products	21,173	15,552	36%	74,642	56,003	33%
Neuro access and delivery products	16,343	12,779	28%	57,662	48,448	19%

Total neurovascular	37,516	28,331	32%	132,304	104,451	27%

Research collaboration	469	5,957	-92%	19,895	5,957	234%

Total net sales	$106,125	$92,228	15%	$422,128	$284,183	49%

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	December 31,		December 31,	December 31,
NET SALES BY GEOGRAPHY	2008	2007	% change	2008	2007	% change
United States	$66,660	$64,170	4%	$275,433	$177,198	55%
International	39,465	28,058	41%	146,695	106,985	37%

Total net sales	$106,125	$92,228	15%	$422,128	$284,183	49%

ev3 Inc.
NON-GAAP FINANCIAL MEASURES
To supplement ev3’s consolidated financial statements prepared in accordance with GAAP, ev3 uses certain non-GAAP financial measures in this release. These non-GAAP financial measures include “U.S. net sales, excluding research collaboration revenues,” “non-GAAP adjusted net income (loss),” “non-GAAP adjusted net earnings (loss) per share,” “estimated non-GAAP adjusted net product sales on a constant currency basis,” and “estimated non-GAAP adjusted net earnings (loss) per share.”
Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the tables below. In addition, an explanation of the manner in which ev3’s management uses these non-GAAP measures to conduct and evaluate its business, the economic substance behind management’s decision to use these non-GAAP measures, the substantive reasons why management believes that these non-GAAP measures provide useful information to investors, the material limitations associated with the use of these non-GAAP measures and the manner in which management compensates for those limitations is included following the reconciliation tables below.
ev3 Inc.
RECONCILIATION OF U.S. NET SALES TO
NON-GAAP U.S. NET SALES, EXCLUDING RESEARCH COLLABORATION REVENUES
(Dollars in thousands)
(unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	December 31,		December 31,	December 31,
	2008	2007	% change	2008	2007	% change
U.S. net sales, as reported	$66,660	$64,170	4%	$275,433	$177,198	55%
Research collaboration	(469)	(5,957)	-92%	(19,895)	(5,957)	234%

U.S. net sales, excluding research collaboration revenues (non-GAAP)	$66,191	$58,213	14%	$255,538	$171,241	49%

ev3 Inc.
RECONCILIATION OF NET LOSS TO
NON-GAAP ADJUSTED NET INCOME (LOSS)
(Dollars in thousands)
(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Net loss, as reported	$(291,120)	$(107,867)	$(335,622)	$(165,744)
Amortization expense	6,787	8,390	31,072	20,306
Stock-based compensation	3,477	3,798	15,159	11,127
Goodwill and other intangible asset impairment	288,804	—	299,263	—
Acquired in-process research and development	—	70,700	—	70,700

Non-GAAP adjusted net income (loss)	$7,948	$(24,979)	$9,872	$(63,611)

ev3 Inc.
RECONCILIATION OF NET LOSS PER COMMON SHARE TO
NON-GAAP ADJUSTED NET EARNINGS (LOSS) PER SHARE
(Dollars in thousands)
(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Net loss per common share, as reported	$(2.78)	$(1.06)	$(3.22)	$(2.37)
Amortization expense	0.07	0.08	0.31	0.29
Stock-based compensation	0.03	0.04	0.14	0.16
Goodwill and other intangible asset impairment	2.76	—	2.86	—
Acquired in-process research and development	—	0.69	—	1.01

Non-GAAP adjusted net earnings (loss) per diluted share	$0.08	$(0.25)	$0.09	$(0.91)

Weighted average diluted shares outstanding	104,699,429	101,864,573	104,668,326	69,909,708

ev3 Inc.
RECONCILIATION OF NET SALES TO
ESTIMATED NON-GAAP ADJUSTED NET PRODUCT SALES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(unaudited)

	For the Twelve Months Ended
		December 31,		December 31,
	December 31,	2009		2009
	2008	Estimate (Low)	% change	Estimate (High)	% change

Net sales, as reported	$422,128	$415,000	NA	$430,000	NA
Research collaboration	(19,895)	—	NA	—	NA

Net product sales	402,233	415,000	3%	430,000	7%
Estimated foreign exchange impact	(13,000)	—	NA	—	NA

Estimated non-GAAP adjusted net product sales on a constant currency basis	$389,233	$415,000	7%	$430,000	10%

ev3 Inc.
RECONCILIATION OF ESTIMATED NET EARNINGS (LOSS) PER SHARE TO
ESTIMATED NON-GAAP ADJUSTED NET EARNINGS (LOSS) PER SHARE
(Dollars in thousands)
(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	April 5,	April 5,	December 31,	December 31,
	2009	2009	2009	2009
	Estimate (Low)	Estimate (High)	Estimate (Low)	Estimate (High)
Estimated net earnings (loss) per share	$(0.12)	$(0.09)	$0.04	$0.10
Amortization expense	0.06	0.06	0.21	0.21
Stock-based compensation	0.03	0.03	0.13	0.13

Estimated non-GAAP adjusted net earnings (loss) per diluted share	(0.03)	0.00	0.38	0.44

Estimated weighted average diluted shares outstanding	105,200,000	105,200,000	105,500,000	105,500,000

Use and Economic Substance of Non-GAAP Financial Measures Used by ev3 and Usefulness of Such Non-GAAP Financial Measures to Investors
ev3 uses the non-GAAP financial measures described above as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by acquisitions, dispositions, non-recurring, unusual or infrequent charges not related to ev3’s regular, ongoing business, variations in capital structure, tax positions, depreciation, non-cash charges and certain large and unpredictable charges. ev3’s management uses the non-GAAP financial measures used in this release to analyze the underlying trends in ev3’s business, assess the performance of ev3’s core operations, establish operational goals and forecasts that are used in allocating resources and evaluate ev3’s performance period over period and in relation to its competitors’ operating results. Additionally, ev3’s management is evaluated on the basis of some of these non-GAAP financial measures when determining achievement of their incentive compensation performance targets.
ev3 believes that presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by ev3’s management for its financial and operational decision-making and allows investors to see ev3’s results “through the eyes” of management. ev3 also believes that providing this information better enables ev3’s investors to understand ev3’s operating performance and evaluate the methodology used by ev3’s management to evaluate and measure such performance. ev3’s management believes that non-GAAP financial measures are useful to investors to evaluate ev3’s performance period over period and in relation to its competitors’ operating results. Because ev3 historically has reported some of these non-GAAP results to the investment community, management also believes that the disclosure of these non-GAAP measures provides consistency in ev3’s financial reporting and facilitates investors’ understanding of ev3’s historic operating trends by providing an additional basis for comparisons to prior periods.
The following is an explanation of each of the items that management excluded from one or more of the non-GAAP financial measures used in this release and the reasons for excluding each of these individual items:
•	Foreign exchange impact and estimated foreign exchange impact. The impact of foreign exchange rates is highly variable and difficult to predict. The foreign exchange impact is the impact from foreign exchange rates on current period sales compared to prior period sales using the prior period’s foreign exchange rates. Estimated foreign exchange impact is the estimated impact of foreign exchange rates on future net sales compared to current period net sales using estimated future period foreign exchange rates. ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding changes in foreign exchange rates from ev3’s net sales.

•	Research collaboration revenue. In the fourth quarter 2007, ev3 acquired FoxHollow Technologies, Inc. (FoxHollow). As a result of ev3’s FoxHollow acquisition, ev3 was engaged in a research collaboration with Merck & Co., Inc. (Merck). Prior to ev3’s acquisition of FoxHollow, ev3 did not recognize any research collaboration revenue. This research collaboration was terminated by Merck effective in July 2008. ev3’s management believes that in order to properly understand underlying business trends in and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding research collaboration revenue from ev3’s net sales.

•	Acquired in-process research and development. In the fourth quarter 2007, in connection with the acquisition of FoxHollow, ev3 acquired $70.7 million of in-process research and development projects that had not yet reached technological feasibility and had no future alternative use. ev3’s management believes that excluding this item from ev3’s non-GAAP results is useful to investors to understand ev3’s operational performance.

•	Goodwill and other intangible asset impairment. In the fourth quarter 2008, ev3 recorded non-cash, asset impairment charges of $288.8 million to reduce the carrying values of goodwill and other intangible assets, primarily associated with prior acquisitions, to their estimated fair values. During the second quarter 2008, as a result of the termination of ev3’s research collaboration with Merck, ev3 recorded an asset impairment charge of $10.5 million to write-off the remaining carrying value of the related Merck intangible asset that was established at the time of ev3’s acquisition of FoxHollow. In addition to disclosing net income that is determined in accordance with GAAP, ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding the $288.8 million impairment charges related to reduce the carrying values of goodwill and other intangible assets recorded by ev3 in the fourth quarter 2008 and the $10.5 million research collaboration asset impairment charge recorded by ev3 in second quarter 2008.
•	Non-cash stock-based compensation. ev3 excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement and is not used by ev3’s management to assess the core profitability of ev3’s business operations. ev3’s management also believes that excluding this item from ev3’s non-GAAP results is useful to investors to understand the application of SFAS 123R and its impact on ev3’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures and it allows for greater transparency to certain line items in ev3’s financial statements.

•	Amortization expense. ev3 excludes amortization expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement and is not used by ev3’s management to assess the core profitability of ev3’s business operations. ev3’s management also believes that excluding this item from ev3’s non-GAAP results is useful to investors to understand ev3’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures.
Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which ev3 Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for ev3’s financial results prepared in accordance with GAAP. Some of the limitations associated with ev3’s use of these non-GAAP financial measures are:
•	Items such as amortization expense and stock-based compensation do not directly affect ev3’s cash flow position; however, such items reflect economic costs to ev3 and are not reflected in ev3’s “non-GAAP adjusted net income (loss)” or “non-GAAP adjusted net earnings (loss) per share,” and therefore these non-GAAP measures do not reflect the full economic effect of these items.

•	Items such as goodwill and other intangible asset impairment do not directly affect ev3’s cash flow position; however, such items represent a reduction in value of ev3’s assets. The expense associated with this reduction in value is not included in ev3’s “non-GAAP adjusted net income (loss)” or “non-GAAP adjusted net earnings (loss) per share,” and therefore these non-GAAP measures do not reflect the full economic effect of the reduction in value of these assets.

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than ev3, limiting the usefulness of those measures for comparative purposes.

•	ev3’s management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures ev3 uses.
ev3 compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. ev3 provides full disclosure of each non-GAAP financial measure ev3 uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. ev3 encourages investors to review these reconciliations. ev3 qualifies its use of non-GAAP financial measures with cautionary statements as to their limitations.
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